$25,000,000

CREDIT AGREEMENT

between

SANDERS MORRIS HARRIS GROUP INC.,

as Borrower

and

PROSPERITY BANK,

as Lender

Dated as of May 11, 2009

Page

-i-

(continued)

-ii-

(continued)

-iii-

SCHEDULES:

1.01	Existing Letters of Credit
4.04	Consents, Authorizations, Filings and Notices
4.13	Investment Advisers
4.15	Subsidiaries
4.18	UCC Filing Jurisdictions
4.21	Material Contracts
4.22	Insurance
4.25	Existing Accounts
6.02(d)	Existing Indebtedness
6.03(f)	Existing Liens
6.06	Contractually Obligated Restricted Payments
6.08(a)	Existing Investments

EXHIBITS:

A	Form of Guarantee and Security Agreement
B	Form of Closing Certificate
C	Form of Mortgage
D	Form of Term Note
E	Form of Legal Opinion
F	Form of Solvency Certificate
G	Form of Notice of Borrowing
H	Form of Compliance Certificate
I	Form of Edelman Subordination Agreement

-iv-

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of May 11, 2009, between SANDERS MORRIS HARRIS GROUP INC., a Texas corporation (the "Borrower") and PROSPERITY BANK, as lender (the "Lender").

WHEREAS, the Borrower has requested that the Lender extend to the Borrower a term loan; and

WHEREAS, the Lender has agreed to extend a term loan to the Borrower on the terms and subject to the conditions set forth in this Agreement.

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms.  As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.

"Account Debtor" means any person obligated on an Account.

"Accounts" has the meaning specified in the UCC.

"Acquisition" has the meaning specified in Section 3.01(b)(i).

"Acquisition Agreement" means that certain letter agreement, dated as of January 1, 2009, among Fredric M. Edelman, an individual, Edward Moore, an individual, and the Borrower, which sets forth agreements between the parties thereto regarding transactions contemplated by the Reorganization and Purchase Agreement.

"Acquisition Documents" means the collective reference to the Acquisition Agreement, the Subordinated Note, the Reorganization and Purchase Agreement and all schedules, exhibits and annexes thereto and all other agreements, instruments and documents governing, evidencing or affecting the terms thereof or entered into in connection therewith.

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the Equity Interests having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by contract or otherwise.

"Aggregate Indebtedness" means, at any time, "aggregate indebtedness" as defined in and as computed in accordance with Rule 15c3-1.

"Agreement" means this Credit Agreement.

"Anti-Terrorism Order" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

"Approved Fund" means any Fund that is administered or managed by (a) the Lender, or (b) an Affiliate of the Lender, or (c) an entity or Affiliate of an entity that administers or manages the Lender.

"Asset Sale" means (a) any Disposition or series of related Dispositions of any Equity Interests in a Subsidiary of the Borrower, all or substantially all of the assets of a Subsidiary of the Borrower, or all or substantially all of the assets of a business unit of the Borrower or any Subsidiary of the Borrower, excluding the Capital Markets Division Disposition and the Concept Capital Division Disposition or (b) any Disposition or series of related Dispositions (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 6.05) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

"Assigned Agreement Payment" means any payment made by any Person to the Borrower and/or to SMH SPEADV under any Assigned Agreement.

"Assigned Agreement Payment Account" means that certain deposit account maintained by the Borrower and/or SMH SPEADV with the Lender into which the Borrower and/or SMH SPEADV transfers or deposits Assigned Agreement Payments.

"Assigned Agreement Payment Escrow Account" means that certain deposit account maintained by the Lender into which the Lender transfers or deposits and holds Assigned Agreement Payment Escrow Amounts in escrow until applied in accordance with this Agreement.

"Assigned Agreement Payment Escrow Amount" has the meaning specified in Section 2.06(d).

"Assigned Agreements" means the collective reference to the Redemption Agreement, the Purchase and Sale Agreement, the Salient Note, the Servicing Agreement, the SMH SPEADV Assignments, and all schedules, exhibits and annexes thereto, and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

"Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease Obligation, and (c) all Synthetic Debt of such Person.

"Available Cash" means, at any time, (a) the aggregate amount of all unrestricted and unencumbered cash and Cash Equivalents of the Borrower and its Subsidiaries at such time minus (b) the aggregate amount of taxes that would then be payable if the cash or Cash Equivalents of the Foreign Subsidiaries were paid as a dividend to the Borrower or any of its Domestic Subsidiaries as a result of the payment of any such dividend.

"Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

"Borrower" has the meaning specified in the preamble hereto.

"Borrowing Date" means the Business Day specified by the Borrower as the date on which the Borrower requests the Lender to make the Loan hereunder.

"Business" has the meaning specified in Section 4.16(b).

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Capital Expenditures" means for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

"Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

"Capital Markets Division Disposition" means the sale of certain assets of SMH Capital Inc. pursuant to that certain Contribution Agreement, dated as of January 1, 2009, by and among the Borrower, SMH Capital Inc., Pan Asia China Commerce Corp., Siwanoy Capital, LLC and Siwanoy Securities, LLC.

"Cash" or "cash" means money, currency or a credit balance in a deposit account.

"Cash Equivalents" means any of the following:

(a)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b)           certificates of deposit, time deposits, Eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by the Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000;

(c)           commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(d)           fully collateralized repurchase obligations of the Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government;

(e)           securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory the securities of which state, commonwealth, territory, political subdivision, or taxing authority (as the case may be) are rated at least A by S&P or A by Moody's;

(f)           securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by the Lender or any commercial bank satisfying the requirements of clause (b) of this definition;

(g)           shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or

(h)           shares of money market mutual funds that (i) comply with the criteria set forth in Securities and Exchange Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody's, and (iii) have portfolio assets of at least $5,000,000,000.

"Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

"CFTC" means the Commodity Futures Trading Commission and any successor entity.

"Clearing Account" means any deposit account, securities account or commodity account established and maintained by any Loan Party with any other Person pursuant to a Clearing Agreement.

"Clearing Agreement" means any agreement, contract or other arrangement between or among the Borrower or any other Loan Party and any broker, dealer, clearing firm, clearing organization, or other Person governing, evidencing or relating to the purchase, sale, brokering, trading, clearing and/or settlement of or the provision of margin or other collateral for any securities transactions by, for, in the name of or on behalf of any customer or other third party.

"Closing Date" means the date on which the conditions precedent set forth in Section 3.01 shall have been satisfied, which date is May 11, 2009.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

"Collateral Account" has the meaning specified in the Guarantee and Security Agreement.

"Commitment" means the obligation of the Lender, if any, to make the Loan to the Borrower hereunder in the original principal amount of $25,000,000.

"Commitment Letter" means the letter agreement dated February 13, 2009 between the Borrower and the Lender.

"Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

"Compliance Certificate" means a certificate duly executed and properly completed by a Responsible Officer of the Borrower substantially in the form of Exhibit H, or in such other form as may be required by the Lender.

"Concept Capital Division" means the division of SMH Capital Inc. known as the Concept Capital Division based in New York, New York.

"Concept Capital Division Disposition" means the sale of the assets of SMH Capital Inc. comprising the Concept Capital Division to NewCo LLC pursuant to the terms of that certain Term Sheet dated as of January 1, 2009 by and among the Borrower, SMH Capital Inc., Michael S. Rosen, and Jack D. Seibald and other agreements, instruments and documents.

"Concept Capital Obligations" means any damages, costs, expenses, claims, liabilities, obligations and other amounts which may be or have been paid or incurred from time to time by the Borrower or any other Group Member directly or indirectly from, as a result of or in connection with any Concept Capital Short Sales Exposure or any other liability, obligation, transaction or matter, in each case whether now existing or hereafter arising, with respect to NewCo LLC or the Concept Capital Division from, under, with respect to or in connection with any Clearing Agreement or other agreement, contract or arrangement, applicable law or otherwise.

"Concept Capital Short Sales Exposure" means, at any date, an aggregate amount equal to the absolute value of the difference of (a) all amounts that NewCo LLC has received from selling securities that NewCo LLC either does not own (or owns but has not delivered to any other Person (which securities have been borrowed by NewCo LLC from one or more third parties) to any Person on or prior to such date minus (b) all amounts that NewCo LLC has paid (or would be required to pay) on such date as a result of purchasing such securities in the open market on such date and returning such securities to such third party lenders.

"Consent and Agreement" means, individually and collectively, (a) the Consent and Agreement among the Borrower, SMH Capital Inc., the Lender, Endowment Advisers, L.P., The Endowment Fund Management, LLC, and The Endowment Fund, GP, L.P., dated as of May 11, 2009 and (b) the Consent and Agreement among the Borrower, SMH Capital Inc., the Lender, Salient Partners, L.P., and Salient Capital Management, LLC, dated as of May 11, 2009.

"Consolidated Client Assets" means, at any date, the aggregate fair market value of all financial assets of all Persons that are invested in any account maintained with, or that are under the management of or held and maintained by, the Borrower or any of its Subsidiaries on behalf of such Persons at such date, in any case on account of which the Borrower or any of its Subsidiaries receive management fees or commission income in exchange for the ongoing management of such financial assets or such accounts.

"Consolidated Current Assets" means, at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

"Consolidated Current Liabilities" means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

"Consolidated Leverage Ratio" means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Tangible Net Worth on such date.

"Consolidated Liquid Assets" means, at any date, (a) Available Cash and all Cash Equivalents at such date, (b) all Marketable Equity Securities at such date, (c) all fee and commission income earned but not yet received under investment advisory and brokerage accounts managed by the Borrower and its Subsidiaries which are due and payable to the Borrower within ninety (90) days of such date, and (d) all amounts under the Redemption Agreement which are due and payable to the Borrower within ninety (90) days of such date, in each case that would, in conformity with GAAP, be included as an asset on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

"Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions, (c) the undistributed earnings of any Subsidiary of the Borrower (other than a Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary, (d) unrealized appreciation or depreciation in the value of any Investment owned by the Borrower or its Subsidiaries, and (e) any charge to or write-down of goodwill recorded by the Borrower in accordance with Statement of Financial Accounting Standards No. 142 as in effect on the date hereof (i) for the fiscal Quarter ended as at December 31, 2008, (ii) for the fiscal Quarter ended as at March 31, 2009, or (iii) for the fiscal Quarter ended as at June 30, 2009 solely as a result of an impairment of goodwill arising directly as a result of the Acquisition.

"Consolidated Short Sales Amount" means, at any date, an aggregate amount equal to all amounts that the Borrower or any Group Member has received from selling securities that such Person does not own (or owns but does not deliver to any other Person (which securities have been borrowed by the Borrower or such other Group Member from one or more third parties)) to any other Person on or prior to such date which securities have neither been purchased or repurchased in the open market prior to such date nor returned to such third party lender on or prior to such date.

"Consolidated Short Sales Exposure" means, at any date, an aggregate amount equal to the absolute value of the difference of (a) all amounts that the Borrower or any such Subsidiary has received from selling securities that the Borrower or any such Subsidiary does not own (or owns but has not delivered to any other Person (which securities have been borrowed by the Borrower or any such other Group Member from one or more third parties) to any other Person on or prior to such date, minus (b) all amounts that the Borrower or any such other Group Member has paid (or would be required to pay) on such date as a result of purchasing such securities in the open market on such date and returning such securities to such third party lenders; provided, however, that if such difference (prior to taking the absolute value thereof) on any date is a positive number, then the absolute value of such difference shall be deemed to be zero on such date.

"Consolidated Tangible Net Worth" means, at any date, (a) all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date, minus (b) the net amount of all goodwill and all other intangible assets of the Borrower and its Subsidiaries, determined on a consolidated basis in conformity with GAAP at such date.

"Consolidated Total Debt" means, at any date, the aggregate principal amount of all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

"Continuing Directors" means the directors of the Borrower on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Cumulative Consolidated Net Income" means, on any date, the sum of Consolidated Net Income for the Fiscal Quarter commencing on January 1, 2008 and for each Fiscal Quarter thereafter up to and including the Fiscal Quarter most recently ended on such date.

"Cumulative Dividend Amount" means, on any date, the sum of all cash dividends made by the Borrower on its issued and outstanding shares of common stock from the Closing Date and through and including such date.

"Customer Security" has the meaning specified in Rule 15c3-3.

"Default" means any of the events specified in Section 7.01, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Default Rate" means a rate per annum equal to the Highest Lawful Rate.

"Disposition" means with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms "Dispose" and "Disposed of" shall have correlative meanings.

"Dollars" and "$" means dollars in lawful currency of the United States.

"Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

"Edelman Subordination Agreement" means the Subordination Agreement to be executed by the Lender, the Borrower, Fredric M. Edelman, an individual, and any other Person which from time to time is a permitted holder of all or any part of the Subordinated Note, substantially in the form of Exhibit I.

"EFA LLC Interests" has the meaning specified in Section 3.01(b)(iv).

"EFC LLC Interests" has the meaning specified in Section 3.01(b)(iv).

"Eligible Assignee" means (a) an Affiliate of the Lender, (b) an Approved Fund and (c) any other Person (other than a natural person) approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if a Default or an Event of Default has occurred and is continuing.

"Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrant, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" means any of the events specified in Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Excess Payment" means, for any Fiscal Quarter, the aggregate amount of cash, securities or other property received by the Borrower under or in respect of the Redemption Agreement which is in excess of $3,000,000 during such Fiscal Quarter.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Foreign Subsidiary" means any Foreign Subsidiary in respect of which either (a) the pledge of all of the Equity Interests of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

"Excluded Taxes" means, with respect to the Lender, the Lender (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to the Lender because the Lender has failed to comply with clause (A) of Section 2.10(e)(i).

"Existing Accounts" has the meaning specified in Section 4.25.

"Existing Credit Facility" means the Credit Agreement, dated as of May 9, 2005, between JPMorgan Chase Bank, National Association, as lender, and Sanders Morris Harris Group Inc., as borrower, as amended, restated, supplemented or otherwise modified prior to the date hereof.

"Extraordinary Receipts" means any and all cash received by or paid to or for the account of any Group Member not in the ordinary course of business (and not consisting of proceeds from an Asset Sale or Recovery Event), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or casualty claims, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any claim or cause of action, (e) indemnity payments, and (f) any purchase price adjustments.

"FINRA" means Financial Institution Regulatory Authority, Inc., and any successor entity.

"Fiscal Quarter" means any of the four quarters of any Fiscal Year.

"Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31 in any calendar year.

"FOCUS Report" means, for any Person, the Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with the SEC or the NYSE, or any report that is required in lieu of such report.

"Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"Funding Office" means the office of the Lender specified in Section 8.02 or such other office as may be specified from time to time by the Lender as its funding office by written notice to the Borrower.

"GAAP" means generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.01, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 5.01(b).  In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any Self-Regulatory Organization.

"Group Members" means the collective reference to the Borrower and its Subsidiaries.

"Guarantee and Security Agreement" means the Guarantee and Security Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A.

"Guarantee Obligation" means, as to any Person (the "Guaranteeing Person"), any obligation of (a) the Guaranteeing Person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the Guaranteeing Person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "Primary Obligations") of any other third Person (the "Primary Obligor") in any manner, whether directly or indirectly, including any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such Primary Obligation or (2) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such Primary Obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

"Guarantors" means the collective reference to each Material Subsidiary of the Borrower.

"Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

"Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.  On each day, if any, that Texas law establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "weekly ceiling" (as defined in Section 303 of the Texas Finance Code) for that day.

"Indebtedness" means, with respect to any Person, without duplication:

(a)           all indebtedness of such Person for borrowed money;

(b)           all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business that are not past due by more than sixty (60) days after the respective dates on which such trade payables were created);

(c)           all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d)           all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(e)           all Attributable Indebtedness in respect of Capital Lease Obligations (but not operating leases) and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(f)           the maximum amount of all obligations of such Person, contingent or otherwise, with respect to bankers' acceptances, letters of credit (except to the extent such letters of credit are secured by cash collateral), letters of guaranty, surety bonds, performance bonds and similar obligations;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends;

(h)           all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;

(i)           all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and

(j)           all obligations of such Person in respect of Swap Contracts, valued at the Swap Termination Value thereof.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

"Indebtedness for Borrowed Money" means, with respect to any Person, without duplication, all Indebtedness of such Person, except for obligations constituting Indebtedness under clauses (b), (d) or (g) of the definition of Indebtedness in this Agreement.

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Indemnitee" has the meaning specified in Section 8.05(b).

"Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

"Insolvent" means pertaining to a condition of Insolvency.

"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

"Investment" means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest of another Person, (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person, (c) any loan, advance, extension of credit or capital contribution to, assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (d) any Guarantee Obligation incurred by that Person in respect of Indebtedness of any other Person, and (e) any other investment by that Person in any other Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"L/C Collateral Account" means a deposit account established and maintained by the Borrower at JPMorgan Chase Bank, N.A. containing cash collateral permitted under Section 6.03(i)(i).

"Lender" has the meaning specified in the preamble hereto.

"Lending Office" means the office or offices of the Lender as the Lender may from time to time notify the Borrower.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any capital lease having substantially the same economic effect as any of the foregoing, and any easement, right of way or other encumbrance on title to real property).

"Loan" means the term loan made by the Lender to the Borrower pursuant to this Agreement in the original principal amount of $25,000,000.

"Loan Documents" means this Agreement, the Term Note, each Secured Cash Management Agreement, each Consent and Agreement, the Commitment Letter, the Security Documents, and the Edelman Subordination Agreement.

"Loan Parties" means each Group Member that is or hereafter becomes a party to a Loan Document.

"Margin Stock" has the meaning assigned to that term under Regulation U.

"Marketable Debt Securities" means, at any time, any debt securities for which an active trading market exists, and price quotations are available from dealers of such securities and third-party pricing sources acceptable to the Lender at such time.

"Marketable Equity Securities" means, at any time, any equity securities listed on a national securities exchange located in the United States or quoted on the Nasdaq Stock Market, Inc. quotation system for which valuations are available on such exchange or from such quotation system at such time.

"Material Adverse Change" means any material adverse change in the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Loan Parties and their respective Subsidiaries taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the Acquisition, (b) the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Loan Parties and their respective Subsidiaries taken as a whole, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender under any Loan Document, (d) the validity, perfection or priority of any Lien granted pursuant to the Security Documents, (e) the timing or amount of any payment made (or to be made) by any Person to any Loan Party under any Assigned Agreement, (f) the value of the Collateral taken as a whole, or (g) the ability of any Loan Party to perform its obligations under any Loan Document to which it is or is to be a party.

"Material Contract" means any agreement or contract of any Group Member which (a) involves consideration to any Group Member of $500,000 or more in any year, (b) involves consideration by any Group Member of $500,000 or more in any year, (c) imposes financial obligations on any Group Member of $500,000 or more in any year, (d) is an Acquisition Document, an Assigned Agreement, a Swap Contract, or a Clearing Agreement or (e) is otherwise material (or together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of the Group Members, taken as a whole.

"Material Subsidiary" means, on any date, (a) each Wholly-Owned Subsidiary of the Borrower and each other Subsidiary of the Borrower which accounts for at least 10% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries on such date and (b) SMH SPEADV.

"Maturity Date" means October 31, 2012; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

"Minority Owner" means, with respect to any Subsidiary of the Borrower, any Person (other than a Group Member) who or which directly owns on the Closing Date any Equity Interests in such Subsidiary.

"Mortgages" means the collective reference to the fee mortgages, deeds of trust and similar documents made by any Loan Party in favor of, or for the benefit of, the Lender substantially in the form of Exhibit C (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

"MSRB" means the Municipal Securities Rulemaking Board and any successor entity.

"Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Net Capital" means, at any time, "net capital" computed in accordance with Rule 15c3-1.

"Net Cash Proceeds" means:

(a)           in connection with any Asset Sale, any Recovery Event or any Extraordinary Receipt received or paid to the account of any Group Member, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received in connection with such transaction, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of any such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and

(b)           in connection with any issuance or sale of Equity Interests or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

"NewCo LLC" means Concept Capital Advisors, LLC.

"Notice of Borrowing" means a Notice of Borrowing, substantially in the form of Exhibit G, duly executed by a Responsible Officer of the Borrower.

"Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loan and all other obligations, indebtedness liabilities of the Loan Parties to the Lender and each of them, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document, instrument or agreement made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Loan Parties pursuant to any Loan Document) or otherwise.

"Organizational Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

"Participant" has the meaning specified in Section 8.06(c).

"Payment Date" means the last day of each calendar month to occur while the Loan is outstanding and the Maturity Date.

"PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

"Permitted Letters of Credit" means each letter of credit described on Schedule 1.01.

"Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"Plan" means at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Pledged Equity Interests" has the meaning specified in the Guarantee and Security Agreement.

"Pledged Notes" has the meaning specified in the Guarantee and Security Agreement.

"Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

"Prime Rate" means, for any date, the greater of (a) the prime rate published by The Wall Street Journal on such date, or (b) 5.00%.  If at any time The Wall Street Journal does not publish such prime rate, the Lender in its sole discretion shall determine such prime rate using another source of information.

"Pro Forma Balance Sheet" has the meaning specified in Section 4.01(a).

"Projections" has the meaning specified in Section 5.02(c).

"Properties" has the meaning specified in Section 4.16(a).

"Purchase and Sale Agreement" means that certain Purchase and Sale Agreement dated as of August 29, 2008 by and among Sanders Morris Harris Group Inc., Salient Partners, L.P. and Salient Capital Management, LLC and their respective partners and members.

"Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

"Redemption Agreement" means that certain Agreement to Retire Partnership Interest and Second Amendment to the Limited Partnership Agreement of Endowment Advisors, L.P., dated as of August 29, 2008, among the Borrower, Endowment Advisors, L.P., The Endowment Fund, GP, L.P., and The Endowment Fund Management, LLC and their respective partners and members.

"Regulation T" has the meaning specified in Regulation T of the Board as in effect from time to time.

"Regulation U" has the meaning specified in Regulation U of the Board as in effect from time to time.

"Regulation X" has the meaning specified in Regulation X of the Board as in effect from time to time.

"Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loan or reduce the Revolving Commitments pursuant to Section 2.05(b) as a result of the delivery of a Reinvestment Notice.

"Reinvestment Event" means any Asset Sale, Recovery Event or Extraordinary Receipt in respect of which the Borrower has delivered a Reinvestment Notice.

"Reinvestment Notice" means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Recovery Event or Extraordinary Receipt to acquire or repair fixed or capital assets useful in its business.

"Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

"Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring six (6) months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person's Affiliates.

"Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

"Reorganization and Purchase Agreement" means that certain Reorganization and Purchase Agreement, dated as of May 10, 2005, among the Borrower, the Edelman Financial Center, Inc., The Edelman Financial Center, LLC and Fredric M. Edelman, an individual.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, ..28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

"Requirement of Law" means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer" means the chief executive officer, president or chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Lender, but, in any event with respect to financial matters, the chief financial officer of the applicable Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person's stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

"Rule 8c1" means Rule 8c1 of the General Rules and Regulations as promulgated by the SEC under the Exchange Act, as such rule may be amended from time to time, or any rule or regulation of the SEC which replaces Rule 8c1.

"Rule 15c2-1" means Rule 15c2-1 of the General Rules and Regulations as promulgated by the SEC under the Exchange Act, as such rule may be amended from time to time, or any rule or regulation of the SEC which replaces Rule 15c2-1.

"Rule 15c3-1" means Rule 15c3-1 of the General Rules and Regulations as promulgated by the SEC under the Exchange Act, as such rule may be amended from time to time, or any rule or regulation of the SEC which replaces Rule 15c3-1.

"Rule 15c3-3" means Rule 15c3-3 of the General Rules and Regulations as promulgated by the SEC under the Exchange Act, as such rule may be amended from time to time, or any rule or regulation of the SEC which replaces Rule 15c3-3.

"Salient Note" means that certain Unsecured Subordinated Promissory Note, dated as of August 29, 2008, in the original principal amount of $9,349,340 made by Salient Partners, L.P. and payable to the order of the Borrower.

"SEC" means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

"Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between any Loan Party and the Lender.

"Security Documents" means the collective reference to the Guarantee and Security Agreement, each Consent and Agreement and all other security and collateral agreements and documents hereafter delivered to the Lender that create or purport to create a Lien in favor of the Lender.

"Servicing Agreement" means the Servicing Agreement, dated effective as of September 5, 2006, between Endowment Advisers, L.P. and the Borrower.

"Single Employer Plan" means any Plan that is subject to Title IV of ERISA, but that is not a Multiemployer Plan.

"SMHG Operating Account" has the meaning specified in Section 3.01(q).

"SMHG - Salient Intercreditor Agreement" means any intercreditor agreement, subordination agreement or other similar agreement between or among any of Salient Partners, L.P., as borrower, the Borrower, as junior lender, and a to-be-specified entity, as senior lender, in form and substance satisfactory to the Borrower and the Lender.

"SMHG - Salient Intercreditor Agreement Form" means a proposed execution copy of an Intercreditor Agreement among Salient Partners, L.P., as borrower, the Borrower, as junior lender, and a to-be-specified entity, as senior lender, relating to the Salient Note, in form and substance satisfactory to the Borrower and the Lender.

"SMH SPEADV" means SMH SPEADV, LLC, a Delaware limited liability company.

"SMH SPEADV Assignments" means the collective reference to (a) the Assignment and Assumption Agreement, dated as of May 1, 2009 between the Borrower and SMH SPEADV, pursuant to which the Borrower transfers all of its right, title and interest in the Redemption Agreement to SMH SPEADV and (b) the Assignment and Assumption Agreement, dated as of May 1, 2009 between the Borrower and SMH SPEADV, pursuant to which the Borrower transfers all of its right, title and interest in the Salient Documents to SMH SPEADV.

"SMH SPEADV LLC Interests" means 100% of the limited liability company membership interests of SMH SPEADV.

"Solvent" means, with respect to any Person as of any date of determination, that on such date (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

"Specified FOCUS Reports" has the meaning specified in Section 4.01(b).

"Subordinated Note" means that certain Unsecured Subordinated Promissory Note dated May 7, 2009, issued by the Borrower and payable to the order of Fredric M. Edelman, an individual, in the principal amount of $10,000,000 as consideration under the Acquisition Agreement.

"Subsidiary" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) representing a majority of such shares of stock or such other ownership interests or to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, however, that the term Subsidiary shall not include any limited partnership, limited liability company, trust, or other special purpose investment entity managed by a Group Member solely because any of the partners, members, or other beneficial owners is a customer of such Group Member.  Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

"Synthetic Debt" means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of "Indebtedness" or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

"Synthetic Lease" means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

"Synthetic Lease Obligations" means, with respect to any Synthetic Lease, at any time, an amount of equal to the higher of (a) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (b) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in, the lessor under such Synthetic Lease.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term Note" has the meaning specified in Section 2.12(c).

"UCC" means the Uniform Commercial Code as in effect in the State of Texas; provided that if perfection or the effect of perfection or non-perfection is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

"United States" and "U.S." mean the United States of America.

"USA PATRIOT Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"Wholly Owned Subsidiary" means, as to any Person, any other Person all of the Equity Interests of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

Section 1.02. Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)           As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (vi) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, accounts and contract rights.

(d)           No inference in favor of, or against, any party to this Agreement shall be drawn from the fact that such party has drafted any portion of this Agreement.

(e)           All obligations of the Borrower and each other Loan Party under this Agreement and the other Loan Documents shall be performed and satisfied by or on behalf of the Borrower or such other Loan Party, as applicable, at its sole cost and expense.

ARTICLE II

AMOUNT AND TERMS OF COMMITMENT

Section 2.01. Commitment.  Subject to the terms and conditions hereof, the Lender agrees to make the Loan to the Borrower on the Closing Date in an amount not to exceed the amount of the Commitment.

Section 2.02. Procedure for Loan Borrowing.  The Borrower shall give the Lender irrevocable notice in the form of a Notice of Borrowing (which notice must be received by the Lender prior to 10:00 A.M., Houston, Texas time, one (1) Business Day prior to the anticipated Closing Date) requesting that the Lender make the Loan to the Borrower on the Closing Date and specifying the amount to be borrowed.

Section 2.03. Repayment of Loan.  The Borrower unconditionally promises to repay the Loan in forty-two (42) consecutive amortizing equal monthly installments, due on each Payment Date, commencing on May 29, 2009, subject to adjustment as provided in Section 2.04 and Section 2.05; provided, however, that the final principal repayment installment of the Loan shall be repaid on the Maturity Date and in any event shall be in an amount equal to the unpaid principal amount of the Loan outstanding on such date.

Section 2.04. Optional Prepayments.  The Borrower may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Lender at least one Business Day prior thereto, which notice shall specify the date and amount of prepayment.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.  Partial prepayments of the Loan shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.  Each prepayment of the Loan pursuant to this Section 2.04 shall be applied to the principal repayment installments thereof in inverse order of maturity.

Section 2.05. Mandatory Prepayments and Commitment Reductions.

(a)           If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 6.02), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loan as set forth in Section 2.05(d).

(b)           If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale (other than the Capital Markets Division Disposition and the Concept Capital Markets Division Disposition), Recovery Event or Extraordinary Receipt then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loan as set forth in Section 2.05(d); provided, that (i) the aggregate Net Cash Proceeds of Asset Sales, Recovery Events and Extraordinary Receipts that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $1,000,000 in any Fiscal Year and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loan as set forth in Section 2.05(d).

(c)           If, at any time during any Fiscal Quarter, the Borrower receives Excess Payments under the Redemption Agreement, an amount equal to 100% of such Excess Payments shall be applied on the Payment Date immediately succeeding the last day of such Fiscal Quarter toward the prepayment of the Loan as set forth in Section 2.05(d).

(d)           All amounts to be applied in connection with prepayments of the Loan made pursuant to this Section 2.05 shall be applied to the Loan and to the principal repayment installments thereof in inverse order of maturity.  Each prepayment of the Loan under Section 2.05 shall be accompanied by accrued interest to the date of such prepayment on the amount so prepaid.

Section 2.06. Interest Rates and Payment Dates.

(a)           The Loan shall bear interest for each day at a rate per annum equal to the Prime Rate.

(b)           (i)           If any amount of principal of the Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(ii)           If any amount (other than principal of the Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(iii)           While any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(iv)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Principal and interest on the Loan shall be due and payable on each Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any bankruptcy, insolvency, reorganization or similar law.

(d)           The Borrower covenants and agrees that (i) each Assigned Agreement Payment made (or to be made) by any Person to the Borrower and/or to SMH SPEADV shall be made, transferred or deposited directly into the Assigned Agreement Payment Account, (ii) on or at any time after any Assigned Agreement Payment is made, transferred or deposited into the Assigned Agreement Payment Account, the Lender will, without notice to or consent of or other action by any other Person, automatically debit and transfer from the Assigned Agreement Payment Account into the Assigned Agreement Payment Escrow Account all or a portion of such Assigned Agreement Payment such that the balance in the Assigned Agreement Payment Escrow Account shall be equal to the next three (3) principal and interest payments scheduled to be made on the Loan (as determined by the Lender) (each such amount, an "Assigned Agreement Payment Escrow Amount"), and then on the next scheduled principal and interest payment date on the Loan, apply a portion of such Assigned Agreement Payment Escrow Amount to the payment and satisfaction of the next scheduled principal and interest payment on the Loan and hold the remaining portion of such Assigned Agreement Payment Escrow Amount in the Assigned Agreement Payment Escrow Account and apply such amounts to the next two (2) scheduled principal and interest payments on the Loan as and when due under this Agreement, and (iii) neither the Borrower nor SMH SPEADV shall use, withdraw or transfer any funds from the Assigned Agreement Payment Account with respect to any Assigned Agreement Payment until the Lender has confirmed to the Borrower that the Lender has debited and transferred the Assigned Agreement Payment Escrow Amount pertaining to such Assigned Agreement Payment to the Assigned Agreement Payment Escrow Account; provided that if at any time an Event of Default has occurred and is continuing, the Lender may immediately apply any funds on deposit in the Assigned Agreement Payment Account and/or the Assigned Agreement Payment Escrow Account to the payment and performance of the Obligations in such order and manner as the Lender may from time to time determine in its sole discretion.

Section 2.07. Computation of Interest and Fees.

(a)           Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed.  Any change in the interest rate on the Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective.  The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

(b)           Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

Section 2.08. Pro Rata Treatment and Payments.

(a)           All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without any condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 12:00 Noon, Houston, Texas time, on the due date thereof to the Lender at the Funding Office, in Dollars and in immediately available funds.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.

(b)           The Borrower hereby authorizes the Lender and the Lender's Affiliates, if and to the extent any payment owed to the Lender is not made when due hereunder or any other Loan Document, to charge from time to time, to the fullest extent permitted by applicable law, against any or all of the Borrower's accounts with the Lender or such Affiliate any amount so due.

(c)           Nothing herein shall be deemed to obligate the Lender to obtain the funds for the Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain funds for the Loan in any particular place or manner.

Section 2.09. Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

(ii)           subject the Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.10) and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender; or

(iii)           impose on the Lender any other condition, cost or expense affecting this Agreement made by the Lender; and

the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loan, to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of the Lender setting forth in reasonable detail the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, and how such amount or amounts were determined as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Survival.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

Section 2.10. Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)           Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable laws require the Borrower or the Lender to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by the Borrower or the Lender, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If the Borrower or the Lender shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Lender shall withhold or make such deductions as are determined by the Lender to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Lender shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Tax Indemnifications.

(i)           Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby indemnify the Lender and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(ii)           Without limiting the provisions of subsection (a) or (b) above, the Lender shall, and does hereby, indemnify the Borrower and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower incurred by or asserted against the Borrower by any Governmental Authority as a result of the failure by the Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by the Lender to the Borrower to subsection (e).  The agreements in this clause (ii) shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)           Evidence of Payments.  Upon request by the Borrower or the Lender, as the case may be, after any payment of Taxes by the Borrower or the Lender to a Governmental Authority as provided in this Section 2.10, the Borrower shall deliver to the Lender or the Lender shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Lender, as the case may be.

(e)           Status of Lender; Tax Documentation.

(i)           The Lender shall deliver to the Borrower at the time or times prescribed by applicable laws or when reasonably requested by the Borrower such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) the Lender's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to the Lender by the Borrower pursuant to this Agreement or otherwise to establish the Lender's status for withholding tax purposes in the applicable jurisdiction.

(ii)           Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, Lender shall deliver to the Borrower executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower as will enable the Borrower, as the case may be, to determine whether or not the Lender is subject to backup withholding or information reporting requirements; and

(iii)           The Lender shall promptly (A) notify the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of the Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws of any jurisdiction that the Borrower make any withholding or deduction for taxes from amounts payable to the Lender.

(f)           Treatment of Certain Refunds.  If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)           Survival.  The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

Section 2.11. Use of Proceeds.  The proceeds of the Loan shall be used to finance a portion of the Acquisition, to repay certain Indebtedness of the Borrower outstanding on the Closing Date, to pay related transaction fees and expenses, and for other general corporate purposes.

Section 2.12. Evidence of Debt.

(a)           The Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the Lender resulting from the Loan from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

(b)           The entries made in the account of the Lender maintained pursuant hereto shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, provided, however, that the failure of the Lender to maintain such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan in accordance with the terms of this Agreement.

(c)           The Borrower agrees that, upon the request by the Lender, the Borrower will execute and deliver to the Lender, a promissory note of the Borrower evidencing the Loan substantially in the form of Exhibit D with appropriate insertions as to date and principal amount (the "Term Note").  The Lender is hereby authorized to record the Borrowing Date, the amount of the Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Term Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by the Lender to make any such recordation (or any error therein) shall not affect any of the obligations of the Borrower under the Term Note or this Agreement.

Section 2.13. Mitigation Obligations.  If the Lender requests compensation under Section 2.09, or requires the Borrower to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.10, then the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.10, as the case may be, in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions to Making the Loan.  The agreement of the Lender to make the Loan is subject to the satisfaction, prior to or concurrently with the making of the Loan on the Closing Date, of the following conditions precedent:

(a)           Credit Agreement; Other Loan Documents.  The Lender shall have received the following, each of which shall be originals or, at the discretion of the Lender, telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, and each in form and substance satisfactory to the Lender:

(i)           this Agreement, duly executed and delivered by the Lender and the Borrower;

(ii)           the Term Note, duly executed and delivered by a duly authorized officer of the Borrower;

(iii)           the Guarantee and Security Agreement, duly executed and delivered by each Loan Party;

(iv)           each Control Agreement required by Section 5.01 of the Guarantee and Security Agreement, duly executed by the Lender, the applicable Loan Parties, and the applicable depository institutions, commodity intermediaries and securities intermediaries, which is required to be delivered by any Loan Party on or prior to the Closing Date pursuant to the Guarantee and Security Agreement;

(v)           each Acknowledgment and Consent, in the form attached to the Guarantee and Security Agreement, duly executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, which is required to be delivered by any Loan Party on or prior to the Closing Date pursuant to the Guarantee and Security Agreement;

(vi)           executed copies of the Assigned Agreements referred to in the Guarantee and Security Agreement, together with each Consent and Agreement relating thereto and the SMH SPEADV Assignments, duly executed and delivered by each party thereto; and

(vii)           the Edelman Subordination Agreement, duly executed and delivered by the Borrower and Fredric M. Edelman, an individual; and

(viii)                      the SMHG - Salient Intercreditor Agreement Form.

(b)           Acquisition, Etc.  The Lender shall be satisfied that the following transactions shall have been consummated, in each case on terms and conditions satisfactory to the Lender:

(i)           The Borrower shall have purchased (A) from Fredric M. Edelman, an individual, 58% of the limited liability company membership interests of Edelman Financial Advisors, LLC, and (B) from Edward Moore, an individual, 8% of the limited liability company membership interests of Edelman Financial Advisors, LLC pursuant to the Acquisition Documents (such purchase transactions, collectively, the "Acquisition");

(ii)           the aggregate purchase price for the limited liability company membership interests of Edelman Financial Advisors, LLC to be purchased by the Borrower pursuant to the Acquisition shall not exceed $35,500,000;

(iii)           the aggregate Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on the Closing Date, after giving effect to the Acquisition, shall not exceed $37,000,000;

(iv)           immediately following the consummation of the Acquisition, the Borrower shall own 76% of the limited liability company membership interests of each of (A) The Edelman Financial Center, LLC (the "EFC LLC Interests") and (B) Edelman Financial Advisors, LLC (the "EFA LLC Interests"); and

(v)           the Lender shall (A) have received satisfactory evidence that the Existing Credit Facility shall have been terminated and all amounts thereunder shall have been paid in full and (B) be satisfied that acceptable satisfactory arrangements shall have been made for the termination of all letters of credit issued by any Person for the account of the Borrower or any of its Subsidiaries (other than the Permitted Letters of Credit) and the termination of all Liens granted in connection with the Existing Credit Facility and any such letters of credit (other than Liens securing reimbursement obligations arising from Permitted Letters of Credit).

(c)           Closing Certificates, Etc.  The Lender shall have received from each Loan Party, as applicable, (i) a copy of a long form good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a Closing Certificate for each such Person substantially in the form of Exhibit B, with appropriate insertions and attachments, dated the Closing Date duly executed and delivered by such Person's Secretary or Assistant Secretary, other Responsible Officer, managing member or general partner, as applicable, as to:

(i)           resolutions of each such Person's Board of Directors (or general partner, manager or managers, other managing body, in the case of an entity other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Acquisition applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(ii)           the incumbency and signatures of such Person's officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person;

(iii)           the full force and validity of each Organizational Document of such Person and copies thereof; and

(iv)           the other matters specified therein;

upon which certificates the Lender may conclusively rely until they shall have received a further certificate of the Secretary, Assistant Secretary, other Responsible Officer, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

(d)           Pro Forma Balance Sheet; Financial Statements.  The Lender shall have received (i) if requested by the Lender, the Pro Forma Balance Sheet, (ii) audited consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the 2006, 2007 and 2008 Fiscal Years and unaudited interim consolidated and consolidating financial statements of the Borrower and its Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lender, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries.

(e)           Approvals.  All governmental and third-party approvals (including landlords' and other consents) necessary in connection with the Acquisition, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the Loan contemplated hereby.  There shall not exist any order, decree, judgment, ruling or injunction which restrains the consummation of the transactions contemplated by the Loan Documents or the Acquisition Documents.

(f)           Lien Searches.  The Lender shall have received the results of recent Lien searches by a Person satisfactory to the Lender, of the Uniform Commercial Code, Intellectual Property, judgment and tax lien filings that may have been filed with respect to personal property of the Loan Parties, and the results of such searches shall be satisfactory in form and substance to the Lender.

(g)           Fees and Expenses.  The Lender shall have received payment in full of the Commitment Fee (as defined in the Commitment Letter), and all fees, costs and expenses for which invoices have been presented (including, without limitation, all fees, costs and expenses of legal counsel to the Lender), on or before the Closing Date.  All such amounts will be paid with proceeds of the Loan made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Lender on or before the Closing Date.

(h)           Legal Opinion.  The Lender shall have received the legal opinion of John T. Unger, general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E.

(i)           Pledged Equity Interests; Pledged Notes.  The Lender shall have received (i) the certificates representing each of the EFC LLC Interests, the EFA LLC Interests, the SMH SPEADV LLC Interests, and each of the other Pledged Equity Interests required to be delivered by a Loan Party to the Lender on or prior to the Closing Date pursuant to the Guarantee and Security Agreement, in each case together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) the original executed Salient Note and each of the other Pledged Notes required to be delivered by any Loan Party to the Lender on or prior to the Closing Date pursuant to the Guarantee and Security Agreement, in each case endorsed (without recourse to the Lender) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j)           Actions to Perfect Liens.  The Lender shall have received evidence satisfactory to it that all filings, recordings, registrations, and other actions necessary, or in the opinion of the Lender, desirable to perfect and protect the Liens created by the Security Documents shall have been completed (including, without limitation, the filing of financing statements on form UCC-1, and receipt by the Lender of duly executed payoff letters, UCC-3 termination statements (or authorizations to terminate financing statements).

(k)           Solvency Certificate.  The Lender shall have received a Solvency Certificate, in substantially the form of Exhibit F, executed by the chief financial officer of the Borrower.

(l)           Insurance.  The Lender shall have received insurance certificates and endorsements satisfying the requirements of Section 5.02(b) of the Guarantee and Security Agreement.

(m)           Related Agreements.  The Lender shall have received true and correct executed copies, certified as to authenticity by the Borrower, of the Acquisition Documents, the Assigned Agreements, each Material Contract then in effect and such other documents or instruments as may be requested by the Lender, including a copy of each employment agreement, non-competition agreement and other agreement with each officer of any Loan Party.

(n)           Capitalization; Legal Structure.  The Lender shall be satisfied with the corporate (or other organizational) and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of their Organizational Documents and each class of Equity Interests in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

(o)           FOCUS Reports.  The Lender shall have received copies of the FOCUS Reports referred to in Section 4.01.

(p)           Business Plan.  If Lender has so requested, the Lender shall have received a business plan for the Borrower and its Subsidiaries for the Fiscal Year ending on December 31, 2009, which business plan shall be satisfactory in form and substance to the Lender.

(q)           Operating Accounts.  The Borrower shall have established its primary operating accounts with the Lender pursuant to one or more Cash Management Agreements (each, an "SMHG Operating Account").

(r)           Representations and Warranties.  Each of the representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct on and as of such date, before and after giving effect to the Loan and application of the proceeds therefrom, as if made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they shall be true and correct as of such earlier date).

(s)           No Default.  No Default or Event of Default shall have occurred and be continuing on such date or would result from the Loan or the application of the proceeds therefrom.

(t)           Additional Matters.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents, the Assigned Agreements, the Clearing Agreements and the Acquisition Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Lender that:

Section 4.01.                                Financial Condition.

(a)           If required by the Lender, the unaudited pro forma consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the Closing Date (including the notes thereto) (the "Pro Forma Balance Sheet") has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loan to be made and the Subordinated Note to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing.  If furnished to the Lender, the Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at the Closing Date, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)           The audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at December 31, 2006, December 31, 2007 and December 31, 2008, and the related consolidated and consolidating statements of income, changes in shareholders' equity, and of cash flows for the Fiscal Years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP (or, with the written approval of the Lender, other independent certified public accountants of nationally recognized standing), present fairly on a consolidated and consolidating basis the financial condition of the Borrower as at such date, and on a consolidated and consolidating basis the results of its operations and its cash flows for the respective Fiscal Years then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  No Group Member has any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, or any Swap Contracts or other similar obligations, in each case that are not reflected in the most recent financial statements referred to in this paragraph.  During the period from December 31, 2008 to and including the date hereof, other than the Capital Markets Division Disposition and the Concept Capital Division Disposition, there has been no Disposition by any Group Member of any material part of its business or property.  The Borrower has also provided the Lender the quarterly FOCUS Reports provided by SMH Capital Inc. to the SEC during 2008 (the "Specified FOCUS Reports").  The Specified FOCUS Reports are correct and complete in all material respects and conform in all material respects to Exchange Act requirements and applicable SEC rules and regulations.

Section 4.02. No Change.  Since December 31, 2008 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.03. Corporate Existence; Compliance with Law.  Each Group Member (a) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (d) possesses all licenses, registrations and authorizations from and with any Governmental Authority necessary or material to the conduct of its business as now or presently proposed to be conducted, (e) is in compliance, and after entering into this Agreement will be in compliance, with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (f) is not in arrears in regard to any assessment made upon it by the SIPC or any other applicable Governmental Authority, and (g) has not received any notice from the SEC, FINRA, MSRB, CFTC or any other Governmental Authority of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect.

Section 4.04. Corporate Power; Authorization; Enforceable Obligations.  Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain the Loan hereunder.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents and the Acquisition Documents to which it is a party and, in the case of the Borrower, to authorize the Loan on the terms and conditions of this Agreement and to authorize the transactions and payments contemplated for the Acquisition.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition or the Loan or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.04, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.18.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.05. No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the making of the Loan hereunder and the use of the proceeds thereof will not violate, conflict with or create a default under any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).  No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.  The Acquisition and the Acquisition Documents comply with all applicable Requirements of Law.

Section 4.06. Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, the Acquisition Documents or the Assigned Agreements or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 4.07. No Default.  No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Section 4.08. Ownership of Property; Liens.  Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.03.

Section 4.09. Intellectual Property.  Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted.  No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim.  The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

Section 4.10. Taxes.  Each Group Member has filed or caused to be filed all Federal, state and other Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member).  No Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.  No Group Member is a party to any Tax sharing or Tax allocation agreement.

Section 4.11. Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any Group Member  pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

Section 4.12. ERISA.

(a)           Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.

(b)           No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.

(c)           The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $250,000 in the aggregate as to all such Plans.

(d)           Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent.

Section 4.13. Investment Company Act; Investment Advisers Act; Other Regulations.

(a)           No Loan Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

(b)           No Loan Party is an "investment adviser" under the Investment Advisers Act of 1940, except as set forth in Schedule 4.13.  Each Loan Party set forth on Schedule 4.13 is duly registered as an "investment adviser" under the Investment Advisers Act of 1940.

(c)           No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

Section 4.14. Federal Reserve Regulations.  Neither the making of the Loan hereunder nor the use of any of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U, or Regulation X.  Following the application of the proceeds of the Loan, less than 25% of the value of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.  If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

Section 4.15. Subsidiaries.  Except as disclosed to the Lender by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock or similar options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of the Borrower or any Subsidiary.  All of the outstanding shares of capital stock and other Equity Interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable, and all such shares and other Equity Interests owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens.

Section 4.16. Environmental Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)           the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under circumstances that constitute or constituted a violation of any Environmental Law or could give rise to any Environmental Liability;

(b)           no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, Environmental Liability or potential Environmental Liability or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c)           Hazardous Materials have not been transported or disposed of from the Properties in violation of any Environmental Law, or in a manner or to a location that could give rise to any Environmental Liability, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to any Environmental Liability;

(d)           no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e)           there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to any Environmental Liability;

(f)           the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g)           no Group Member has assumed any Environmental Liability of any other Person.

Section 4.17. Accuracy of Information, Etc.  No statement or information contained in this Agreement, any other Loan Document, any Assigned Agreement, or any Acquisition Document or any other document, report, certificate or statement furnished by or on behalf of the Borrower or any Subsidiary to the Lender, or any of them, in connection with the transactions contemplated by this Agreement, any other Loan Document, any Assigned Agreement, or any Acquisition Document contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  As of the date hereof, all of the representations and warranties of the Borrower or any Subsidiary contained in the Acquisition Documents and the Assigned Agreements are true and correct in all material respects.  There is no fact known to the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in any other Loan Document, in any Assigned Agreement, in any Acquisition Document or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Loan Documents.

Section 4.18. Security Documents.  The Guarantee and Security Agreement is effective to create in favor of the Lender a legal, valid and enforceable security interest in all of the Collateral described therein and proceeds thereof.  In the case of the Pledged Equity Interests and the Pledged Notes described in the Guarantee and Security Agreement, when certificates representing such Pledged Equity Interests and when such Pledged Notes are delivered to the Lender, and in the case of the other Collateral described in the Guarantee and Security Agreement, when financing statements and other filings specified on Schedule 4.18 in appropriate form are filed in the offices specified on Schedule 4.18, the Guarantee and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in and to all such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Equity Interests and Pledged Notes, Liens permitted by Section 6.03).

Section 4.19. Solvency.  Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

Section 4.20. Certain Documents.  The Borrower has delivered to the Lender complete and correct copies of the Acquisition Documents and the Assigned Agreements, including any amendments, supplements or modifications with respect to any of the foregoing.

Section 4.21. Material Contracts.  Schedule 4.21 sets forth as of the Closing Date a complete and accurate list of all Material Contracts of each Group Member, showing the parties, subject matter and term thereof.  Each such Material Contract has been duly authorized, executed and delivered by all of the parties thereto, has not been amended, supplemented or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

Section 4.22. Insurance.  Schedule 4.22 sets forth as of the Closing Date a complete and accurate list of all policies of insurance maintained by each Group Member, showing with respect to each such policy the type of insurance, the coverage amount, the carrier, and the duration of coverage.  All premiums with respect to such policies of insurance have been fully paid.

Section 4.23. Foreign Assets Control Regulations, Etc.

(a)           Neither the making of the Loan hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)           No Group Member (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  Each Group Member is in compliance with the USA PATRIOT Act.

(c)           No part of the proceeds from the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Borrower.

Section 4.24. Net Capital.

(a)           SMH Capital Inc. is operating pursuant to the Aggregate Indebtedness requirements provided in paragraph (a)(1) of Rule 15c3-1;

(b)           SMH Capital Inc. is not in arrears with respect to any assessment made upon it by the SIPC, except for any such assessment being contested in good faith and by appropriate proceedings; and

(c)           No Loan Party is subject to regulation under Rule 8c-1, Rule 15c2-1, Rule 15c3-1 or Rule 15c3-3, other than SMH Capital Inc.

Section 4.25. Loan Party Accounts.  No Loan Party has established or is maintaining, for its own account, any deposit account, securities account or commodity account with any other Person, other than (i) the SMHG Operating Accounts, (ii) the Clearing Accounts in effect on the date hereof, (iii) the L/C Collateral Account in effect on the date hereof, and (iv) the deposit accounts described on Schedule 4.25 as in effect on the date hereof (such scheduled accounts being referred to herein collectively as the "Existing Accounts").

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as any of the Obligations remain outstanding or any Loan Document remains in effect, the Borrower shall and shall cause each of its Subsidiaries to:

Section 5.01. Financial Statements.  Furnish to the Lender:

(a)           as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a copy of the audited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and consolidating statements of income, changes in shareholders' equity, and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

(b)           as soon as available, but in any event not later than fifty (50) days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income, changes in shareholders' equity, and of cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Section 5.02. Certificates; Other Information.  Furnish to the Lender:

(a)           concurrently with the delivery of the financial statements referred to in Section 5.01(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that (A) in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate, and (B) the Compliance Certificate delivered concurrently with such financial statements is true and correct in all respects, (ii) a certificate, executed by an authorized officer of an independent third party reasonably acceptable to the Lender, stating the assets under management of each of The Edelman Financial Center, LLC, and Edelman Financial Advisors, LLC, and (iii) either a certificate, executed by an authorized officer of an independent third party reasonably acceptable to the Lender, stating the assets under management of The Endowment Master Fund, L.P. or a copy of the form N-CSR Certified Shareholder Report filed by the Endowment Master Fund, L.P. with the SEC;

(b)           concurrently with the delivery of any financial statements pursuant to Section 5.01, a Compliance Certificate executed by a Responsible Officer of the Borrower (x) stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (y) containing all information and calculations necessary for determining compliance with the financial covenants and other provisions of this Agreement specified by the Lender referred to therein as of the last day of the Fiscal Quarter or Fiscal Year of the Borrower, as the case may be;

(c)           as soon as available, and in any event no later than forty-five (45) days after the end of each Fiscal Year of the Borrower, a detailed consolidated budget for the following Fiscal Year (including the projected consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of the following Fiscal Year, the related consolidated and consolidating statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such Fiscal Year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d)           within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year and ninety (90) days after the end of the fourth Fiscal Quarter of each Fiscal Year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e)           no later than ten (10) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification under or pursuant to any Acquisition Document or any Assigned Agreement;

(f)           within five (5) days after the same are sent, copies of all financial statements and reports that any Group Member sends to any holder of any of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower or any other Loan Party may make to, or file with, the SEC;

(g)           no later than twenty (20) days prior to the closing of any Asset Sale, a notice (i) describing such Asset Sale and the material terms thereof, and (ii) stating the estimated Net Cash Proceeds anticipated to be received by the Group Members from such Asset Sale;

(h)           promptly, copies of all federal, state, local and foreign Tax returns and reports filed by each Group Member in respect of Taxes measured by income (excluding sales, use and like Taxes);

(i)           as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, (i) a report in form and substance satisfactory to the Lender outlining all insurance coverage maintained as of the date of such report by the Group Members (specifying the type, amount, deductibles and carrier) and the duration of such coverage, and (ii) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and confirming compliance by the Group Members with Section 5.02(a) of the Guarantee and Security Agreement;

(j)           as soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter or report received by the Borrower from its independent public accountants;

(k)           as soon as available and in any event within twenty-five (25) days after the end of each Fiscal Quarter of the Borrower, the FOCUS Reports for such Fiscal Quarter filed by each applicable Loan Party with the SEC;

(l)           as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrower, a report from the Borrower's general counsel showing all litigation to which the Borrower or any of its Subsidiaries is a party;

(m)           as soon as available and in any event within five (5) Business Days after the end of each calendar month, (i) a report describing the Consolidated Short Sales Exposure, the Concept Capital Short Sales Exposure, the Consolidated Short Sales Amount, and Available Cash and Cash Equivalents in each case as of the last Business Day of such calendar month, and all Clearing Agreements in effect as of the last Business Day of such calendar month, (ii) a report describing any claims made or reasonably expected to be made by any Person, directly or indirectly, against the Borrower or any other Group Member from, as a result of or in connection with (A) any short sale transaction or (B) any other claim, liability or obligation under any Clearing Agreement (including any Concept Capital Obligation), (iii) a report describing in reasonable detail all outstanding Swap Contracts and securities repurchase (and reverse repurchase) agreements to which any Loan Party is a party and the estimated Swap Termination Value or other liability of such Loan Parties thereunder, (iv) to the extent not previously disclosed to the Lender in writing, a description of any change in the jurisdiction of organization or name of any Loan Party and a list of all Intellectual Property and real property (including any leasehold interests) acquired by any Loan Party since the date of the most recent list delivered pursuant to this subsection (m) (or, in the case of the first such list so delivered, since the Closing Date), (v) a list of all Investments that have been made or are held by any Loan Party and permitted under Section 6.08, and (vi) updated versions of each Schedule to the Guarantee and Security Agreement containing information to the effect that such Schedule is true, correct and complete in all respects as of the last Business Day of such calendar month; and

(n)           promptly, such additional financial and other information as the Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.02(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at www.smhgroup.com; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided that:  (x) if requested by the Lender, the Borrower shall deliver paper copies of such documents to the Lender and (y) the Borrower shall notify the Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.02(b) to the Lender.

Section 5.03. Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

Section 5.04. Maintenance of Existence; Compliance.

(a)           (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) maintain all registrations, consents, approvals, authorizations, rights, permits, licenses, privileges and franchises from any Governmental Authority, Self-Regulatory Organization or securities exchange necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.04 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)           comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.05. Maintenance of Property; Insurance.

(a)           Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; and

(b)           maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

Section 5.06. Inspection of Property; Books and Records; Discussions.

(a)           Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

(b)           at the sole cost and expense of the Borrower, representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of any Group Member with officers and employees of any Group Member and with its independent certified public accountants.

Section 5.07. Notices.  Promptly give notice to the Lender of:

(a)           the occurrence of any Default or Event of Default;

(b)           any (i) default, event of default, termination event or other similar event or circumstance under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)           any litigation, proceeding or other claim against or affecting any Group Member (i) in which the amount involved is $250,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d)           as soon as possible, and in any event within ten (10) days after any Responsible Officer of the Borrower learns thereof, notice of the assertion or commencement of any claim, action, litigation, suit or proceeding against or affecting any Group Member, commenced by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

(e)           any assertion of any Environmental Liability or any other claim under any Environmental Law against, or with respect to any activities or properties of, any Group Member in which the amount of the Environmental Liability or claim is $250,000 or more;

(f)           the following events, as soon as possible and in any event within thirty (30) days after any Group Member knows or has reason to know thereof:  (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(g)           any material change in accounting policies or financial reporting practices by any Group Member;

(h)           the occurrence of any Asset Sale, Recovery Event, incurrence or issuance of Indebtedness or receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05;

(i)           as soon as possible, and in any event, within two (2) Business Days, any information or notice provided to the Borrower by (A) any Person under or in connection with any Consent and Agreement or any Assigned Agreement, (B) The Edelman Financial Center, LLC or Edelman Financial Advisors, LLC, (C) Fredric M. Edelman or any other Person under or in connection with the Edelman Subordination Agreement, (D) any Person under or in connection with any SMHG - Salient Intercreditor Agreement or (E) The Endowment Master Fund, L.P. or any of its Affiliates;

(j)           any default, event of default or similar occurrence by any party to any of the Acquisition Documents or any of the Assigned Agreements;

(k)           prior to its occurrence, any change in the management of the Borrower; and

(l)           any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice delivered to the Lender pursuant to this Section 5.07 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

Section 5.08. Environmental Laws.

(a)           Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

(b)           Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

Section 5.09. Additional Collateral.

(a)           With respect to any property acquired after the Closing Date by any Group Member (other than any property described in paragraph (b), (c) or (d) below, and property acquired by any Excluded Foreign Subsidiary) as to which the Lender does not have a perfected Lien, promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Security Agreement or such other documents or agreements as the Lender may require to grant to the Lender, a perfected first priority security interest in such property and (ii) take all actions required by the Lender to grant to the Lender a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or by law or as may be requested by the Lender.

(b)           With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $100,000 acquired after the Closing Date by any Group Member, promptly (i) execute and deliver a first priority Mortgage, in favor of the Lender covering such real property, (ii) if requested by the Lender, provide the Lender with (A) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be specified by the Lender), together with such endorsements as the Lender may require, (B) a current ALTA survey of such real property, together with a surveyor's certificate, (C) an environmental site assessment report for such real property, (D) an appraisal of such real property, and (E) such consents, waivers, and estoppels, and intercreditor, attornment and subordination agreements as may be required by the Lender in connection with such Mortgage, each of the foregoing to be in scope, form and substance satisfactory to the Lender, and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, satisfactory to the Lender.

(c)           With respect to any new Material Subsidiary (other than an Excluded Foreign Subsidiary) which is created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Security Agreement and take such other action as the Lender may require to grant to the Lender, for the benefit of the Lender, a perfected first priority security interest in the Equity Interests of such new Material Subsidiary that is owned by any Group Member, (ii) deliver to the Lender the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Material Subsidiary (A) to become a party to the Guarantee and Security Agreement, (B) to take all actions required by the Lender to grant to the Lender a perfected first priority security interest in the Collateral described in the Guarantee and Security Agreement with respect to such new Material Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or by law or as may be requested by the Lender and (C) to deliver to the Lender a certificate of such Material Subsidiary, substantially in the form of Exhibit B, with appropriate insertions and attachments, and (iv) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, satisfactory to the Lender.

(d)           With respect to any new Excluded Foreign Subsidiary that is a Material Subsidiary which is created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Security Agreement and take such other action as the Lender may require to grant to the Lender a perfected first priority security interest in the Equity Interests of such new Material Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66% of the total outstanding voting Equity Interests of any such new Material Subsidiary be required to be so pledged), (ii) deliver to the Lender the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member and take such other action as may be required by the Lender to perfect the Lender's security interest therein, and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, satisfactory to the Lender.

Section 5.10. Further Assurances.

(a)           Promptly upon request by the Lender, correct any defect or error that may be discovered from time to time in any Loan Document or in the execution, acknowledgment, filing or recordation thereof; and

(b)           Promptly upon request by the Lender, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Group Member's properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Group Member is or is to be a party.

Section 5.11. Compliance with Leases.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Group Member is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Lender of any default by any party with respect to such leases and cooperate with the Lender in all respects to cure any such default.

Section 5.12. Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Lender and, upon request of the Lender, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Group Member is entitled to make under such Material Contract, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

Section 5.13. Valuation and Appraisals.  Promptly upon the request of the Lender at any time and from time to time, and at the sole cost and expense of the Borrower, provide the Lender with descriptions, valuations, appraisals and updates of any or all of the Collateral (including, to the extent requested by the Lender, valuations and appraisals from third parties selected or approved by the Lender), and prepared on a basis satisfactory to the Lender, such appraisals and updates to include, without limitation, information required by applicable Requirements of Law and by the internal policies of the Lender.

Section 5.14. Board Visitation.  Permit the Lender to designate an observer, without voting rights, who will be entitled to attend, observe or otherwise participate in all meetings of the board of directors (or equivalent governing body) of the Borrower (including meetings of committees and subcommittees thereof).  The Borrower shall deliver to the Lender reasonable prior notice of the time and place of each meeting of the board of directors (or equivalent governing body) of the Borrower.  The Borrower shall deliver to the Lender (a) in advance of execution, any resolutions adopted or taken by the board of directors (or equivalent governing body), or any committee or subcommittee thereof, without a meeting, and (b) all other materials provided to the board of directors (or equivalent governing body) of the Borrower.  The Borrower shall reimburse such observer on demand for all expenses incurred by it in attending such meetings.

Section 5.15. Operating Accounts and Other Business.  At all times maintain all of the Borrower's primary operating accounts with the Lender and enter into Cash Management Agreements with the Lender to the extent required by the Lender to operate and maintain all such operating accounts, and take all actions reasonably requested by the Lender from time to time to enable the Lender to provide any Group Member with information regarding any products or services offered by the Lender, including Cash Management Agreements and overnight investments.

Section 5.16. Net Capital.  Cause SMH Capital Inc. to (a) maintain at all times a ratio of Net Capital to Aggregate Indebtedness (computed in accordance with Rule 15c3-1) of not less than 10% and (b) at all times extend or maintain credit to or for its customers in compliance with the applicable provisions of Regulation T, and with respect to any Customer Securities, in compliance with Regulation T, Rule 8c-1, Rule 15c2-1, and Rule 15c3-1, and all other applicable Requirements of Law from time to time in effect.

Section 5.17. Capital Markets Division Disposition.  Consummate in full to the satisfaction of the Lender the Capital Markets Division Disposition on or prior to June 30, 2009.

Section 5.18. Concept Capital Division Disposition and Indemnification.

(a)           Consummate in full to the satisfaction of the Lender the Concept Capital Division Disposition on or prior to September 30, 2009 (including the transfer by the Borrower to NewCo LLC of all short sales transactions and exposures of the Concept Capital Division, either by assignment and assumption or by termination of all short sales transactions, in effect on or immediately prior to the date of such consummation; and

(b)           take all actions necessary or requested by the Lender to terminate each Contractual Obligation (including any Clearing Agreement), the terms and provisions of which directly or indirectly create (or may create) any Concept Capital Obligations, on or prior to the date which is thirty (30) days after the date of consummation of the Concept Capital Division Disposition, and provide evidence of each such termination to the Lender.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as any Obligations remain outstanding or any Loan Document remains in effect, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

Section 6.01. Financial Covenants.

(a)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as at the last day of any Fiscal Quarter of the Borrower to exceed 0.50 to 1.00.

(b)           Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net Worth as at the last day of any calendar month to be less than $90,000,000.

(c)           Consolidated Liquid Assets.  Permit (i) Consolidated Liquid Assets as at the last day of any Fiscal Quarter of the Borrower to be less than $40,000,000, or (ii) the portion of Consolidated Liquid Assets consisting of Available Cash and Cash Equivalents as at the last day of any calendar month to be less than $20,000,000.

(d)           Consolidated Client Assets.  Permit Consolidated Client Assets at any time to be less than $8,000,000,000.

(e)           Consolidated Short Sales Exposure.  Permit (i) Consolidated Short Sales Exposure at any time during the period from the Closing Date until September 30, 2009 to be greater than $1,000,000, or (ii) Consolidated Short Sales Amount at any time during the period from October 1, 2009 until the Maturity Date to be greater than $1,000,000.

(f)           Consolidated Net Income.  Permit (i) Consolidated Net Income for any Fiscal Year of the Borrower to be less than zero, or (ii) Consolidated Net Income for any three (3) consecutive Fiscal Quarters of the Borrower to be less than zero for any such Fiscal Quarter.

Section 6.02. Indebtedness.  Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)           Indebtedness of any Loan Party pursuant to any Loan Document;

(b)           Indebtedness of (i) the Borrower to any Subsidiary, (ii) of any Material Subsidiary to the Borrower or any other Subsidiary, and (iii) subject to Section 6.08(h), of any Foreign Subsidiary to the Borrower or any Material Subsidiary;

(c)           Guarantee Obligations incurred by the Borrower or any Material Subsidiary in respect of any Indebtedness of the Borrower or any Material Subsidiary otherwise permitted by this Section 6.02;

(d)           Indebtedness outstanding on the date hereof and listed on Schedule 6.02(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e)           Unsecured Indebtedness arising under Swap Contracts permitted by Section 6.20 entered into in the ordinary course of business having an aggregate Swap Termination Value not to exceed $100,000 at any time outstanding;

(f)           Indebtedness arising under securities repurchase agreements entered into in the ordinary course of business in an aggregate amount not to exceed $100,000 at any time outstanding;

(g)           Indebtedness arising from liabilities and obligations (including Concept Capital Obligations) under any Clearing Agreement in an aggregate amount not to exceed $500,000 at any time outstanding;

(h)           Indebtedness of the Borrower in respect of the Subordinated Note in an aggregate principal amount not to exceed $10,000,000, provided that such Indebtedness is at all times subject in all respects to the Edelman Subordination Agreement;

(i)           Indebtedness arising from (i) Permitted Letters of Credit and any renewals thereof in an aggregate stated face amount not to exceed $1,250,000 at any time outstanding and (ii) any letter of credit issued from time to time by the Lender for the account of any Loan Party, provided that any reimbursement obligations in respect of any letter of credit issued by the Lender is fully cash-collateralized by the Borrower at all times in a manner satisfactory to the Lender; and

(j)           Additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $250,000 at any one time outstanding.

Section 6.03. Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a)           Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)           carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings;

(c)           pledges or deposits in connection with workers' compensation, unemployment insurance and other social security, retirement benefit, or similar legislation;

(d)           deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds (not in excess of $100,000 in the aggregate), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f)           Liens in existence on the date hereof listed on Schedule 6.03(f), securing Indebtedness permitted by Section 6.02(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g)           Liens created pursuant to the Security Documents;

(h)           any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(i)           Liens arising (i) under any Clearing Agreement as in effect on the date hereof (provided that such Lien, the obligations secured by any such Lien and the property (and amount or value of property) subject to any such Lien is not or are not increased or extended in any manner after the date hereof), (ii) under any other Clearing Agreement which are approved in writing by the Lender, and (iii) by operation of law in the ordinary course of the clearance and settlement of securities purchase and sale transactions; and

(j)           Liens securing reimbursement obligations in respect of letters of credit permitted under Section 6.02(i).

Section 6.04. Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

(a)           any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Material Subsidiary (provided that the Material Subsidiary shall be the continuing or surviving Person);

(b)           any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Material Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.05;

(c)           any Investment expressly permitted by Section 6.08 may be structured as a merger, consolidation or amalgamation, provided that in no event shall the Borrower participate in a merger, consolidation, or amalgamation without being the surviving entity; and

(d)           any Subsidiary with assets of less than $50,000 may be liquidated, wound up, or dissolved.

Section 6.05.                                Disposition of Property.  Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any of such Subsidiary's Equity Interests to any Person, except:

(a)           Dispositions of obsolete or worn out property in the ordinary course of business;

(b)           Dispositions of securities in the ordinary course of business;

(c)           Dispositions permitted by Sections 6.04(a), (b) or (d);

(d)           the sale or issuance of any Subsidiary's Equity Interests to the Borrower or any Material Subsidiary;

(e)           the Capital Markets Division Disposition and the Concept Capital Division Disposition; and

(f)           the Dispositions of other property having a fair market value not to exceed $3,000,000 in the aggregate during the period from and including the Closing Date and to but excluding the Maturity Date.

Section 6.06. Restricted Payments.  Declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (a) any Subsidiary may make any Restricted Payment to the Borrower or any Material Subsidiary, (b) provided that no Default or Event of Default has occurred and is continuing at the time of any such dividend or distribution or would result from the declaration of or making of any such dividend or distribution, any Subsidiary may make any dividends or distributions to any Minority Owner of such Subsidiary in an aggregate amount during any consecutive twelve (12) month period not to exceed the lesser of (i) such Minority Owner's pro rata share of the net income of such Subsidiary for such period or (ii) any amounts such Subsidiary is obligated to pay to such Minority Owner during such period pursuant to a Contractual Obligation listed on Schedule 6.06, and (c) the Borrower may declare and pay a cash dividend on its issued and outstanding shares of common stock, provided that (x) no Default or Event of Default has occurred and is continuing at the time of any such dividend or would result from the declaration of or making of any such dividend, and (y) on the day of and after giving effect to the making of any such dividend, the Cumulative Dividend Amount on such date would be less than Cumulative Consolidated Net Income on such date.

Section 6.07. Capital Expenditures.  Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries made in the ordinary course of business in an aggregate amount during any of the Fiscal Year of the Borrower not to exceed the amount set forth below opposite such Fiscal Year below:

Fiscal Year	Amount

2009	$ 6,000,000
2010	$ 6,000,000
2011	$ 6,000,000
2012	$ 4,500,000

provided, that (a) up to $1,000,000 of any such amount referred to above, if not so expended in the Fiscal Year for which it is permitted, may be carried over for expenditure in the next succeeding Fiscal Year and (b) Capital Expenditures made pursuant to this Section 6.07 during any Fiscal Year of the Borrower shall for purposes hereof be deemed made, first, in respect of amounts permitted for such Fiscal Year as provided above and, second, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (a) above.

Section 6.08. Investments.  Make, hold, maintain,  or permit to exist any Investments, except:

(a)           Investments in Subsidiaries and Affiliates existing on the date hereof and listed on Schedule 6.08(a) hereof;

(b)           Investments in Cash Equivalents;

(c)           Investments in (i) Marketable Equity Securities and Marketable Debt Securities made in the ordinary course of business, and (ii) private equity participations, other non-publicly traded debt or equity securities or other private Investments, provided that the aggregate cost of all such Investments shall not exceed (A) $55,000,000 in the aggregate at any time outstanding or (B) with respect to all such Investments made during any Fiscal Year of the Loan Parties, $10,000,000 in the aggregate at any time outstanding during such Fiscal Year;

(d)           Guarantee Obligations permitted by Section 6.02;

(e)           securities purchased under repurchase agreements entered into in the ordinary course of business;

(f)           securities owned and loaned under securities lending agreements entered into in the ordinary course of business;

(g)           repurchases of up to 1,000,000 shares of the Borrower's common stock to fund the Borrower's incentive stock option and stock purchase plan;

(h)           loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $100,000 on the last day of any quarter;

(i)           upfront or bonus loans to employees of any Group Member in the ordinary course of business in an aggregate amount for all Group Members not to exceed $5,000,000 at any time outstanding;

(j)           the Acquisition;

(k)           Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(l)           intercompany Investments by any Group Member in any other Group Member; and

(m)           any other Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $250,000 at any time outstanding.

Section 6.09. Transactions with Affiliates.  Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Material Subsidiary) unless such transaction is (a) otherwise expressly permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

Section 6.10. Sales and Leasebacks.  Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

Section 6.11. Changes in Fiscal Periods.  Permit the Fiscal Year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining Fiscal Quarters.

Section 6.12. Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party or any refinancings thereof, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

Section 6.13. Clauses Restricting Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, or (iii) any restrictions imposed by the Exchange Act or rules issued thereunder or rules of any Governmental Authority having jurisdiction over the Borrower or any Subsidiary.

Section 6.14. Lines of Business.  Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.

Section 6.15. Amendments to Acquisition Documents.

(a)           Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documents or any other document delivered in connection therewith such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto; or

(b)           amend, supplement or otherwise modify the terms and conditions of any of the Acquisition Documents or any such other documents in any other manner except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

Section 6.16. Amendments to Organizational Documents.  Amend, modify or supplement any Organizational Document of any Group Member, in any manner that could be materially adverse to the rights of the Lender.

Section 6.17. Material Contracts.  (a) Cancel or terminate any Assigned Agreement or any other Material Contract or permit, consent to or accept any cancellation or termination thereof (other than as expressly permitted, without any requirement that consent to such cancellation or termination be provided by any non-terminating party, pursuant to the existing terms of any such Assigned Agreement or other Material Contract), (b) except as and to the extent set forth in the SMH SPEADV Assignments, amend, modify or supplement in any manner any term or provision of any Assigned Agreement or any other Material Contract or give any consent, waiver or approval thereunder, (c) waive any default or termination event under or any breach or violation of any term or condition of any Assigned Agreement or any other Material Contract, (d) agree in any manner to any other amendment, modification or change of any term or condition of any Assigned Agreement or any other Material Contract, (e) fail to perform any of its obligations under any Assigned Agreement or any other Material Contract, or (f) take any other action in connection with any Assigned Agreement or any other Material Contract that would impair the value of the interests or rights of any Loan Party thereunder or the timing or amount of any payment made (or to be made) by any Person to any Loan Party thereunder or that would otherwise be adverse to the interests or rights of the Lender thereunder or under any Consent and Agreement or with respect to any of the foregoing.

Section 6.18. Terrorism Sanctions Regulations.  Become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or engage in any dealings or transactions with any such Person.

Section 6.19. Management and Director Compensation.  Pay any management, consulting or similar fee (excluding salary and bonus payments made to employees in the ordinary course of business) to any Affiliate of any Loan Party or to any officer, director or employee of any Loan Party or any Affiliate of any Loan Party, except the payment of directors' fees in an aggregate amount not to exceed $500,000 during any Fiscal Year of the Borrower; provided, however, the Borrower shall not, and shall not permit any of its Subsidiaries to, pay any such directors' fees if a Default or Event of Default shall have occurred and be continuing or would result from any such payment.

Section 6.20. Swap Contracts.  Enter into any Swap Contract, except Swap Contracts that are reasonably acceptable to the Lender and which (a) hedge or mitigate risks to which the Borrower or any Subsidiary of the Borrower has actual exposure (other than those in respect of Equity Interests), and (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary of the Borrower.

Section 6.21. Margin Stock.  Use any of the proceeds of the Loan to purchase or carry any Margin Stock in violation of Regulation T, Regulation U or Regulation X.

Section 6.22. Loan Party Accounts.

(a)           Establish or maintain any deposit account, securities account or commodity account with any Person, other than (i) the SMHG Operating Accounts, (ii) the Clearing Accounts in effect on the date hereof, (iii) the L/C Collateral Account in effect on the date hereof, and (iv) the Existing Accounts;

(b)           hold or maintain cash or any other assets or properties in the Existing Accounts in an aggregate amount which (i) at any time from the Closing Date through September 30, 2009 exceeds $500,000, or (ii) at any time from October 10, 2009 through the Maturity Date exceeds $400,000; or

(c)           cause (or permit SMH SPEADV to cause) any Assigned Agreement Payment made to the Borrower and/or SMH SPEADV to be initially deposited or transferred into any deposit account, securities account or other account other than the Assigned Agreement Payment Account.

Section 6.23. Subordinated Note.

(a)           Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Subordinated Note;

(b)           make any payment, repurchase or redemption with respect to the Subordinated Note or take any other action in violation of the Edelman Subordination Agreement;

(c)           amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Loan Document (as defined in the Edelman Subordination Agreement) (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or

(d)           amend, modify or supplement any Subordinated Loan Document (as defined in the Edelman Subordination Agreement).

Section 6.24. SMHG - Salient Intercreditor Agreement.  Enter into, or amend, modify or supplement in any respect, any SMHG - Salient Intercreditor Agreement, in each case without the prior written consent of the Lender.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default.  If any of the following events shall occur and be continuing:

(a)           the Borrower shall fail to pay any principal of the Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on the Loan, or any other amount payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)           any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)           any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.04(a) (with respect to the Borrower only), Section 5.07(a), Section 5.16, Section 5.17, Section 5.18, Section 5.19 or Article VI of this Agreement or Section 5.05 or Section 5.07(b) of the Guarantee and Security Agreement; or

(d)           any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Lender; or

(e)           any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loan) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness when the same becomes due and payable; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or

(f)           (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)           (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Lender, reasonably be expected to have a Material Adverse Effect; or

(h)           one or more judgments or decrees for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against any of the Group Members or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Group Member to enforce any such judgment; or

(i)           any non-monetary judgment or order shall be rendered against any Group Member that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j)           any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be perfected, enforceable and of the same effect and priority purported to be created thereby; or

(k)           the guarantee of any Loan Party contained in Article II of the Guarantee and Security Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(l)           The SEC or any Self-Regulatory Organization has notified the SIPC pursuant to Section 5(a)(1) of the SIPA of facts which indicate that the Borrower or any other Loan Party is in or is approaching financial difficulty, or the SIPC shall file an application for a protective decree with respect to the Borrower, or such other Loan Party under Section 5(a)(3) of the SIPA; or

(m)           The SEC or other Governmental Authority shall revoke or suspend the license or authorization of the Borrower or any other Loan Party under Federal or state law to conduct business as a securities broker-dealer (and such license or authorization shall not be reinstated within 5 days), or the Borrower or any other Loan Party shall be suspended or expelled from membership in the FINRA or any other Self-Regulatory Organization or securities exchange; or

(n)           there shall occur in the judgment of the Lender any Material Adverse Change; or

(o)           except to the extent expressly permitted under this Agreement, any of the Assigned Agreements shall be terminated by any party thereto or shall otherwise cease for any reason to be in full force and effect, or any Loan Party or any other party thereto shall so assert, or any failure by any Person to make any payment required to be made to the Borrower or any other Loan Party or other default shall occur and be continuing under any Assigned Agreement; or

(p)           the Subordinated Note shall cease, for any reason, to be validly subordinated to the payment of the Obligations, as provided in the Edelman Subordination Agreement, or any holder of the Subordinated Note shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may by notice to the Borrower declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) the Lender may by notice to the Borrower, declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section, the Borrower waives presentment, demand, protest, notice of acceleration, notice of intent to accelerate, and all other notices of any kind.  If any Event of Default occurs and is continuing, the Lender may exercise and all rights and remedies available to it under the Loan Documents, and the Lender may apply all payments made in respect of any of the Obligations, all funds on deposit in any Collateral Account or other account pledged to the Lender under the Guarantee and Security Agreement, and all other proceeds of Collateral, to the payment and performance of the Obligations in such order and manner as the Lender may from time to time determine in its sole discretion..

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Amendments and Waivers.  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 8.01.  The Lender and each Loan Party to the relevant Loan Document may from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences.  Any such waiver and any such amendment, supplement or modification shall be binding upon the Loan Parties and the Lender.  In the case of any waiver, the Loan Parties and the Lender shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 8.02. Notices; Electronic Communication.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)           if to the Borrower or any other Loan Party, to it at 600 Travis Street, Suite 5800, Houston, Texas 77002, Attention of Rick Berry, Chief Financial Officer (Telecopier No. 713.993.4677; Telephone No. 713.993.4614);

(ii)           if to the Lender, to Prosperity Bank at 777 Walker Street, Suite L140, Houston, Texas 77002, Attention of Randall R. Reeves, President-Houston Area (Telecopier No. 713.693.9259; Telephone No. 713.693.9251);

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications.

(i)           The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(ii)           Unless the Lender otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Change of Address, Etc.  Each of the Borrower and the Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d)           Reliance by the Lender.  The Lender shall be entitled to rely and act upon any notices (including telephonic borrowing requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Lender and Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender and each of the parties hereto hereby consents to such recording.

Section 8.03. No Waiver; Cumulative Remedies; Enforcement.  No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 8.04. Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.

Section 8.05. Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Lender, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of counsel), in connection with any Default or the enforcement or protection of its rights (a) in connection with this Agreement and the other Loan Documents, including its rights under this section, or (b) in connection with the Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Lender and each of its Related Parties (each such Person being referred to herein as an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties, actions, judgments, suits, costs, expenses, and disbursements (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Group Member, or any Environmental Liability related in any way to any Group Member, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Group Member, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Group Member against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Group Member has obtained a final nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting any provisions of this Agreement or of any other Loan Document, it is the express intention of the parties hereto that each Indemnitee shall be indemnified from and held harmless against any and all losses, claims, damages, liabilities, penalties, actions, judgments, suits, costs, expenses and disbursements (including the fees, charges and disbursements of counsel) arising out of or caused in whole or in part by the ordinary negligence of any Indemnitee.

(c)           Waiver of Consequential Damages.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby irrevocably and unconditionally waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)           Payments.  All amounts due under this Section 8.05 shall be payable not later than ten (10) days after written demand therefor.  The agreements in this Section 8.05 shall survive repayment of the Loan and all other amounts payable hereunder.

Section 8.06. Successors and Assigns; Participations and Assignments.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           The Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it) pursuant to documentation acceptable to the Lender and the assignee.  From and after the effective date specified in such documentation, such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of the Lender's rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10 and 8.05 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a new or replacement Note to the Lender and the assignee, and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.

(c)           The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of the Lender's rights and/or obligations under this Agreement (including all or a portion of the Loan); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money (other than a mandatory prepayment) is scheduled to be made to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant (provided, however, that the Lender may, without the consent of the Participant, (A) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on the Loan or to reduce any fee payable hereunder and (B) waive the right to be paid interest at the Default Rate), or (iii) release any Guarantor from its obligations under the Guarantee and Security Agreement.  Subject to subsection (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.09 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.07 as though it were the Lender.

(d)           A Participant shall not be entitled to receive any greater payment under Section 2.09 or 2.10 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A Participant that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 2.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to provide to the Lender such tax forms prescribed by the IRS as are necessary or desirable to establish an exemption from, or reduction of, U.S. withholding tax.

(e)           The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Term Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Section 8.07. Setoff.  If an Event of Default shall have occurred and be continuing, each of the Lender and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender and its Affiliates to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Lender irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such other Loan Party may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have.  The Lender agrees to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 8.08. Counterparts; Integration; Effectiveness; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.09. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.10. GOVERNING LAW; JURISDICTION, ETC.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

(b)           THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 8.11. Acknowledgments.  The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           the Lender nor the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and the Lender.

Section 8.12. Treatment of Certain Information; Confidentiality.

(a)           The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any Self-Regulatory Authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors or representatives) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) any rating agency, or (iv) the CUSIP Bureau Service or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 8.13. Interest Rate Limitation.  It is the intent of the Lender and the Borrower to conform to and contract in strict compliance with all applicable usury laws from time to time in effect.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate.  If Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.  The right to accelerate maturity of the Loan and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lender does not intend to charge or receive any unearned interest in the event of acceleration.

Section 8.14. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.15. Time of the Essence.  Time is of the essence of this Agreement and the other Loan Documents.

Section 8.16. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.17. Electronic Execution of Assignments and Certain Other Documents.  If expressly stated in such document, the words "execution," "signed," "signature," and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.18. USA PATRIOT Act Notice.  The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify each Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Act.

Section 8.19. Press Releases and Related Matters.  The Borrower agrees that neither it nor any of its Affiliates will issue any press release or public disclosure using the name of Prosperity Bank or any of its Affiliates or referring to this Agreement or any of the other Loan Documents without at least two (2) Business Days prior notice to Prosperity Bank and without the prior written consent of Prosperity Bank unless (and only to the extent that) the Borrower or such Affiliate is required to do so under applicable Requirements of Law and then, in any event, the Borrower or such Affiliate will consult with Prosperity Bank before issuing such press release or other public disclosure.  The Borrower consents to the publication by the Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.  The Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Section 8.20. No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledge its Affiliates' understanding, that:  (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) the Lender has not assumed nor will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Lender has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Lender has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty.

Section 8.21. Independence of Covenants.  All covenants and agreements hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants or agreements, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant or agreement, shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

Section 8.22. ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SANDERS MORRIS HARRIS GROUP INC.

By:
Name ________________________________
Title ________________________________

PROSPERITY BANK

By:
Name: Randall R. Reeves
Title: President-Houston Area